Exhibit 99.1

OpenText Reports Second Quarter Fiscal 2011 Financial Results

Waterloo, ON, February 2, 2011 - Open Text(TM) Corporation (NASDAQ:OTEX) (TSX: OTC), today announced unaudited financial results for its second quarter ended December 31, 2010. (1)

Total revenue for the second quarter of fiscal 2011 was $267.5 million, up 7.9% compared to $247.8 million for the same period in the prior fiscal year. License revenue for the second quarter of fiscal 2011 was $79.2 million, up 8.9% compared to $72.7 million for the same period in the prior fiscal year.

Adjusted net income for the second quarter of fiscal 2011 was $70.5 million or $1.21 per share on a diluted basis, up 41% compared to $50.1 million or $0.87 per share on a diluted basis for the same period in the prior fiscal year. Net income in accordance with U.S. generally accepted accounting principles (“US GAAP”) was $37.1 million or $0.64 per share on a diluted basis, compared to $21.2 million or $0.37 per share on a diluted basis for the same period in the prior fiscal year. (2)

Operating cash flow in the second quarter of fiscal 2011 was $40.0 million, compared to $32.5 million for the same period in the prior fiscal year.

The cash and cash equivalents balance as of December 31, 2010 was $340.8 million. Accounts receivable as of December 31, 2010 totaled $135.3 million, compared to $132.1 million as of June 30, 2010 and Days Sales Outstanding (DSO) was 44 days in the second quarter of fiscal 2011, compared to 52 days in the second quarter of fiscal 2010.

“We had an excellent quarter. With license sales rebounding, our sales groups are performing well in all regions,” said John Shackleton, President and Chief Executive Officer of OpenText. “We are encouraged by the level of demand for our compliance based solutions, especially in the financial services and energy verticals, and I am confident that we are on track to meet our targets for the fiscal year.”

Please see note (2) below for a reconciliation of non-US GAAP based financial measures used in this press release, to US GAAP based financial measures.

Teleconference Call

OpenText will host a conference call on February 2, 2011 at 5:00 p.m. ET to discuss its final financial results.

Date:	Wednesday, February 2, 2011
Time:	5:00 p.m. ET/2:00 p.m. PT
Length:	60 minutes
Where:	416-644-3415
800-814-4860 (Toll Free)

Investors should dial in approximately 10 minutes before the teleconference is scheduled to begin. A replay of the call will be available beginning February 2, 2011 at 7:00 p.m. ET through 11:59 p.m. on February 16, 2011 and can be accessed by dialing 416-640-1917 and using passcode 4399170 followed by the number sign.

For more information or to listen to the call via web cast, please use the following link:

http://www.opentext.com/2/global/ex_event.html?evtype=events&id=701D0000000Uk2VIAS

About OpenText

OpenText(TM) is the world’s largest independent provider of Enterprise Content Management software. The company’s solutions manage information for all types of business, compliance and industry requirements in large companies, government agencies and professional service firms. OpenText supports approximately 46,000 customers in 114 countries and 12 languages. For more information about OpenText, visit www.opentext.com.

Certain statements in this press release, including statements about the financial conditions, and results of operations and earnings for Open Text Corporation (“OpenText” or “the Company”), may contain words such as “could”, “expects”, “may”, “should”, “will”, “anticipates”, “believes”, “intends”, “estimates”, “targets”, “plans”, “envisions”, “seeks” and other similar language and are considered forward-looking statements or information under applicable securities laws. These statements are based on the Company’s current expectations, estimates, forecasts and projections about the operating environment, economies and markets in which the Company operates. These statements are subject to important assumptions, risks and uncertainties that are difficult to predict, and the actual outcome may be materially different. The Company’s assumptions, although considered reasonable by the Company at the date of this press release, may provide to be inaccurate and consequently the Company’s actual results could differ materially from the expectations set out herein.

Actual results or events could differ materially from those contemplated in forward-looking statements as a result of the following: (i) the future performance, financial and otherwise, of OpenText; (ii) the ability of OpenText to bring new products to market and to increase sales; (iii) the strength of the Company’s product development pipeline; (iv) the Company’s growth and profitability prospects; (v) the estimated size and growth prospects of the ECM market; (vi) the Company’s competitive position in the ECM market and its ability to take advantage of future opportunities in this market; (vii) the benefits of the Company’s products to be realized by customers; and (viii) the demand for the Company’s product and the extent of deployment of the company’s products in the ECM marketplace. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances. The risks and uncertainties that may affect forward-looking statements include, but are not limited to: (i) integration of acquisitions and related restructuring efforts, including the quantum of restructuring charges and the timing thereof; (ii) the possibility that the Company may be unable to meet its future reporting requirements under the Securities Exchange Act of 1934, as amended, and the rules promulgated there under; (iii) the risks associated with bringing new products to market; (iv) fluctuations in currency exchange rates; (v) delays in the purchasing decisions of the Company’s customers; (vi) the competition the Company faces in its industry and/or marketplace; (vii) the possibility of technical, logistical or planning issues in connection with the deployment of the Company’s products or services; (viii) the continuous commitment of the Company’s customers; and (ix) demand for the Company’s products.

For additional information with respect to risks and other factors which could occur, see the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the SEC and other securities regulators. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligations to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Copyright © 2011 by Open Text Corporation. “OPENTEXT”, “OPENTEXT EVERYWHERE” and the “OPENTEXT ECM SUITE” are trademarks or registered trademarks of Open Text Corporation in the United States of America, Canada, the European Union and/or other countries. This list of trademarks is not exhaustive. Other trademarks, registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text Corporation or other respective owners.

Notes

(1) Based on comparison of historical revenue figures publicly disseminated by companies in the Enterprise Content Management (“ECM”) sector. All dollar amounts in this press release are in US Dollars unless otherwise indicated.

(2) Use of US Non-GAAP financial measures

In addition to reporting financial results in accordance with US GAAP, the Company provides certain non-US GAAP financial measures that are not in accordance with US GAAP. These non-US GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company’s definition may be different from similar non-US GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company’s financial performance to that of other companies. However, the Company’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of adjusted net income and adjusted EPS both in its reconciliation to the US GAAP financial measures of net income and EPS and its consolidated financial statements, all of which should be considered when evaluating the Company’s results. The Company uses the financial measures adjusted EPS and adjusted net income to supplement the information provided in its consolidated financial statements, which are presented in accordance with US GAAP. The presentation of adjusted net income and adjusted EPS is not meant to be a substitute for net income or net income per share presented in accordance with US GAAP, but rather should be evaluated in conjunction with and as a supplement to such US GAAP measures. OpenText strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the US GAAP measures with certain non-US GAAP measures for the reasons set forth below. Adjusted net income and adjusted EPS are calculated as net income or net income per share on a diluted basis, excluding, where applicable, the amortization of acquired intangible assets, other income (expense), share-based compensation, and restructuring, all net of tax. The Company’s management believes that the presentation of adjusted net income and adjusted EPS provides useful information to investors because it excludes non-operational charges. The use of the term “non-operational charge” is defined by the Company as those that do not impact operating decisions taken by the Company’s management and is based upon the way the Company’s management evaluates the performance of the Company’s business for use in the Company’s internal reports. In the course of such evaluation and for the purpose of making operating decisions, the Company’s management excludes certain items from its analysis, such as amortization of acquired intangibles, restructuring costs, share-based compensation, other income (expense) and the taxation impact of these items. These items are excluded based upon the manner in which management evaluates the business of the Company and are not excluded in the sense that they may be used under US GAAP. The Company believes the provision of supplemental non-US GAAP measures allows investors to evaluate the operational and financial performance of the Company’s core business using the same evaluation measures that management uses, and is therefore a useful indication of OpenText’s performance or expected performance of recurring operations and facilitates period-to-period comparison of operating performance. As a result, the Company considers it appropriate and reasonable to provide, in addition to US GAAP measures, supplementary non-US GAAP financial measures that exclude certain items from the presentation of its financial results in this press release.

The following charts provide (unaudited) reconciliations of US GAAP based financial measures to non-US GAAP based financial measures referred to in this press release:

Non GAAP-based Adjusted Operating Margin and Adjusted Net income*:

In ‘000s of USD	Three months ended December 31, 2010	Percentage	Six months ended December 31, 2010	Percentage	OpenText Fiscal 2011 Target Model
Revenue:
License	$79,204	29.6%	$121,850	25.1%	25-30%

Customer Support	136,702	51.1%	266,459	55.0%	52-57%

Service and Other	51,582	19.3%	96,584	19.9%	18-23%

Total Revenue	267,488		484,893

Cost of revenues (excluding amortization of acquired technology-based intangible assets)	68,163		126,134

Gross profit (excluding amortization of acquired technology-based intangible assets)	199,325	74.5%	358,759	74.0%	73-75%

Operating expenses:
Research & Development	34,268	12.8%	65,231	13.5%	14-16%
Sales & Marketing	58,603	21.9%	102,783	21.2%	21-23%
General & Administrative	19,478	7.3%	39,288	8.1%	8-10%
Depreciation	5,258	2.0%	10,133	2.1%	2%

	117,607		217,435
Gross margin less operating expenses	81,718		141,324
Add: Share -based compensation expense	2,737		5,337

Non GAAP-based Adjusted Operating Margin	84,455	31.6%	146,661	30.2%	25-30%

Less: Interest expense	2,473		6,608

Sub-total	81,982		140,053
Less: tax @ 14%	11,477		19,607

Non GAAP-based Adjusted Net Income	$70,505		$120,446

Non GAAP-based Adjusted Net Income per share	$1.21		$2.08

Reconciliation of Non GAAP-based Adjusted Operating Margin to GAAP-based Net Income:

In ‘000s of USD	Three months ended December 31, 2010	Six months ended December 31, 2010
Non GAAP-based Adjusted Operating Margin	$84,455	$146,661
Less:
Amortization	25,676	49,904
Share-based compensation expense	2,737	5,337
Special charges	3,461	6,656
Other expense, net	6,003	3,523
Interest expense, net	2,473	6,608
GAAP-based provision for income taxes	6,995	15,852

GAAP-based net income for the period	$37,110	$58,781

Reconciliation of Non GAAP based Adjusted Net income to GAAP-based Net Income:

In ‘000s of USD		Per share		Per share
Non GAAP-based Adjusted Net Income	$70,505	$1.21	$120,446	$2.08
Less:

Amortization	25,676	0.44	49,904	0.86

Share-based compensation expense	2,737	0.05	5,337	0.09

Special charges	3,461	0.06	6,656	0.11
Other expense, net	6,003	0.10	3,523	0.06
GAAP-based provision for income taxes	6,995	0.12	15,852	0.28
Tax on non GAAP-based adjusted net income (per above), @14%	(11,477)	(0.20)	(19,607)	(0.33)

GAAP-based net income for the period	$37,110	$0.64	$58,781	$1.01

*	Amounts may differ from those shown on the face of the financial statements due to non-material rounding adjustments.

The following tables present non GAAP-based measures and their reconciliation to GAAP, for the three and six months ended December 31, 2009:

Non GAAP-based Adjusted Operating Margin and Adjusted Net income*:

In ‘000s of USD	Three months ended December 31, 2009	Percentage	Six months ended December 31, 2009	Percentage	OpenText Fiscal 2010 Target Model
Revenue:
License	$72,691	29.3%	$120,020	26.1%	25-30%
Customer Support	130,283	52.6%	253,932	55.3%	50-55%
Service and Other	44,816	18.1%	85,260	18.6%	20-25%

Total Revenue	247,790		459,212

Cost of revenues (excluding amortization of acquired technology-based intangible assets)	62,554		119,932

Gross profit (excluding amortization of acquired technology-based intangible assets)	185,236	74.8%	339,280	73.9%	72-75%
Operating expenses:
Research & Development	34,347	13.9%	65,889	14.3%	14-16%
Sales & Marketing	53,891	21.7%	104,581	22.8%	24-26%
General & Administrative	22,377	9.0%	43,602	9.5%	9-10%
Depreciation	4,398	1.8%	8,545	1.9%	2%

	115,013		222,617
Gross margin less operating expenses	70,223		116,663
Add: Share -based compensation expense **	1,160		2,669

Non GAAP-based Adjusted Operating Margin.	71,383	28.8%	119,332	26.0%	22-27%
Less: Interest expense	2,716		5,762

Sub-total	68,667		113,570
Less: tax @ 27%	18,540		30,664

Non GAAP-based Adjusted Net Income	$50,127		$82,906

Non GAAP-based Adjusted Net Income per share	$0.87		$1.46

Reconciliation of Non GAAP-based Adjusted Operating Margin to GAAP-based Net Income:

In ‘000s of USD	Three months ended December 31, 2009	Six months ended December 31, 2009
Non GAAP-based Adjusted Operating Margin	$71,383	$119,332
Less:
Amortization	23,887	46,946
Share-based compensation expense	1,160	2,669
Special charges	10,423	29,012
Other expense (income), net	1,671	(1,769)
Interest expense, net	2,716	5,762
GAAP-based provision for income taxes	10,325	13,781

GAAP-based net income for the period	$21,201	$22,931

Reconciliation of Non GAAP based Adjusted Net income to GAAP-based Net Income:

In ‘000s of USD		Per share		Per share
Non GAAP-based Adjusted Net Income	$50,127	$0.87	$82,906	$1.46
Less:
Amortization	23,887	0.41	46,946	0.83
Share-based compensation expense	1,160	0.02	2,669	0.05
Special charges	10,423	0.18	29,012	0.51
Other expense (income), net	1,671	0.03	(1,769)	(0.03)
GAAP-based provision for income taxes	10,325	0.18	13,781	0.24
Tax on non GAAP-based adjusted net income (per above), @27%	(18,540)	(0.32)	(30,664)	(0.54)

GAAP-based net income for the period	$21,201	$0.37	$22,931	$0.40

*	Amounts may differ from those shown on the face of the financial statements due to non-material rounding adjustments.
**	In addition $1.0 million and $3.2 million, respectively for the three and six months ended December 31, 2009, of share-based compensation is included within Special charges.

(3)	The following table provides a composition of our major currencies for revenue and expenses, expressed as a percentage, for the second quarter of fiscal 2011:

	Three months ended December 31, 2010
Currencies	% of Revenue	% of Expenses*
EURO	25%	21%
GBP	9%	8%
CHF	6%	3%
CAD	8%	28%
USD	43%	29%
Others	9%	11%

Total	100%	100%

	Six months ended December 31, 2010
Currencies	% of Revenue	% of Expenses*
EURO	25%	20%
GBP	9%	8%
CHF	5%	3%
CAD	8%	29%
USD	45%	30%
Others	8%	10%

Total	100%	100%

*	Expenses include all cost of revenues and operating expenses included within the Condensed Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and special charges.

For more information, please contact:

Greg Secord

Vice President, Investor Relations

Open Text Corporation

519-888-7111 ext.2408

gsecord@opentext.com

OPEN TEXT CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars, except share data)

	December 31, 2010	June 30, 2010
	(Unaudited)
ASSETS
Cash and cash equivalents	$340,783	$326,192
Accounts receivable trade, net of allowance for doubtful accounts of $5,097 as of December 31, 2010 and $4,868 as of June 30, 2010	135,310	132,143
Income taxes recoverable	23,705	44,509
Prepaid expenses and other current assets	30,533	21,086
Deferred tax assets	14,448	20,242

Total current assets	544,779	544,172
Capital assets	65,652	54,286
Goodwill	705,208	666,055
Acquired intangible assets	321,313	328,193
Deferred tax assets	27,631	30,420
Other assets	19,734	16,896
Deferred charges	57,948	27,558
Long-term income taxes recoverable	43,386	48,102

Total assets	$1,785,651	$1,715,682

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$114,356	$119,604
Current portion of long-term debt	15,450	15,486
Deferred revenues	202,852	219,752
Income taxes payable	42,120	39,666
Deferred tax liabilities	4,752	28,384

Total current liabilities	379,530	422,892
Long-term liabilities:
Accrued liabilities	10,362	15,755
Deferred credits	5,561	—
Pension liability	17,125	15,888
Long-term debt	283,529	285,026
Deferred revenues	10,704	10,085
Long-term income taxes payable	96,030	64,699
Deferred tax liabilities	28,057	13,459

Total long-term liabilities	451,368	404,912
Shareholders’ equity:
Share capital 57,041,399 and 56,825,995 Common Shares issued and outstanding at December 31, 2010 and June 30, 2010, respectively; Authorized Common Shares: unlimited	607,414	602,868
Additional paid-in capital	67,110	61,298
Accumulated other comprehensive income	54,256	44,021
Retained earnings	252,472	193,691
Treasury stock, at cost (572,413 and 307,579 shares, respectively at December 31, 2010 and June 30, 2010)	(26,499)	(14,000)

Total shareholders’ equity	954,753	887,878

Total liabilities and shareholders’ equity	$1,785,651	$1,715,682

OPEN TEXT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands of U.S. dollars, except share and per share data)

(Unaudited)

	Three months ended December 31,		Six months ended December 31,
	2010	2009	2010	2009
Revenues:
License	$79,204	$72,691	$121,850	$120,020
Customer support	136,702	130,283	266,459	253,932
Service and other	51,582	44,816	96,584	85,260

Total revenues	267,488	247,790	484,893	459,212

Cost of revenues:
License	5,463	4,633	8,965	7,778
Customer support	21,542	21,493	40,898	42,432
Service and other	41,158	36,428	76,271	69,722
Amortization of acquired technology-based intangible assets	16,420	15,152	31,847	29,294

Total cost of revenues	84,583	77,706	157,981	149,226

Gross profit	182,905	170,084	326,912	309,986

Operating expenses:
Research and development	34,268	34,347	65,231	65,889
Sales and marketing	58,603	53,891	102,783	104,581
General and administrative	19,478	22,377	39,288	43,602
Depreciation	5,258	4,398	10,133	8,545
Amortization of acquired customer-based intangible assets	9,256	8,735	18,057	17,652
Special charges	3,461	10,423	6,656	29,012

Total operating expenses	130,324	134,171	242,148	269,281

Income from operations	52,581	35,913	84,764	40,705

Other income (expense), net	(6,003)	(1,671)	(3,523)	1,769
Interest expense, net	(2,473)	(2,716)	(6,608)	(5,762)

Income before income taxes	44,105	31,526	74,633	36,712
Provision for income taxes	6,995	10,325	15,852	13,781

Net income for the period	$37,110	$21,201	$58,781	$22,931

Net income per share—basic	$0.65	$0.38	$1.03	$0.41

Net income per share—diluted	$0.64	$0.37	$1.01	$0.40

Weighted average number of Common Shares outstanding—basic	57,019	56,403	56,950	55,895

Weighted average number of Common Shares outstanding—diluted	58,088	57,448	58,007	56,964

OPEN TEXT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three months ended December 31,		Six months ended December 31,
	2010	2009	2010	2009
Cash flows from operating activities:
Net income for the period	$37,110	$21,201	$58,781	$22,931
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	30,934	28,285	60,037	55,491
Share-based compensation expense	2,737	2,130	5,337	5,820
Excess tax benefits on share-based compensation expense	(130)	(6)	(562)	(697)
Pension expense	108	218	231	410
Amortization of debt issuance costs	334	468	667	734
Unrealized gain on financial instruments	—	(1,482)	—	(3,872)
Unrealized gain on marketable securities	—	—	—	(4,353)
Deferred taxes	(3,650)	1,657	(3,831)	(1,300)
Impairment charges	—	452	—	452
Changes in operating assets and liabilities:
Accounts receivable	(18,208)	(6,541)	9,670	1,387
Prepaid expenses and other current assets	1,839	(105)	(689)	(3,323)
Income taxes	3,997	(3,217)	36,859	(8,004)
Deferred charges and credits	(1,542)	—	(29,267)	—
Accounts payable and accrued liabilities	4,679	318	(21,312)	(6,534)
Deferred revenue	(17,538)	(11,592)	(24,772)	(24,029)
Other assets	(667)	682	(2,212)	1,857

Net cash provided by operating activities	40,003	32,468	88,937	36,970
Cash flows from investing activities:
Additions of capital assets-net	(7,639)	(4,099)	(14,582)	(11,764)
Purchase of StreamServe Inc., net of cash acquired	(57,221)	—	(57,221)	—
Purchase of Vignette Corporation, net of cash acquired	—	—	—	(90,600)
Purchase of eMotion LLC, net of cash acquired	—	(556)	—	(556)
Purchase consideration for prior period acquisitions	(1,408)	(3,439)	(2,814)	(8,240)
Investments in marketable securities	—	—	(668)	—
Maturity of short-term investments	—	11,354	—	38,525

Net cash (used in) provided by investing activities	(66,268)	3,260	(75,285)	(72,635)
Cash flow from financing activities:
Excess tax benefits on share-based compensation expense	130	6	562	697
Proceeds from issuance of Common Shares	1,307	1,665	4,553	6,142
Purchase of Treasury Stock	(12,499)	—	(12,499)	—
Repayment of long-term debt	(882)	(870)	(1,760)	(1,734)
Debt issuance costs	(29)	—	(29)	(1,024)

Net cash (used in) provided by financing activities	(11,973)	801	(9,173)	4,081
Foreign exchange gain (loss) on cash held in foreign currencies	(5,671)	(1,089)	10,112	3,395
Increase (decrease) in cash and cash equivalents during the period	(43,909)	35,440	14,591	(28,189)
Cash and cash equivalents at beginning of the period	384,692	212,190	326,192	275,819

Cash and cash equivalents at end of the period	$340,783	$247,630	$340,783	$247,630